Exhibit 99.1

iPCS,  INC. REPORTS THIRD QUARTER RESULTS

Company Reports Adjusted EBITDA

SCHAUMBURG, IL. – November 3, 2009 - iPCS, Inc. (NASDAQ: IPCS), a PCS Affiliate of Sprint Nextel Corporation, today reported financial and operational results for its third quarter ended September 30, 2009.

Third Quarter Highlights:

•                  Total revenues of $141.4 million compared to $132.1 million in the prior year quarter ended September 30, 2008.

•                  Net Income of $2.7 million, or $0.16 per diluted share, compared to a net loss of $7.5 million, or $0.44 per diluted share, in the prior year quarter.

•                  Adjusted EBITDA of $23.6 million compared to $14.7 million in the prior year quarter.  Included in Adjusted EBITDA for the current year third quarter is approximately $3.0 million in Sprint-related litigation expenses.  Included in Adjusted EBITDA for the prior year quarter is approximately $5.3 million in Sprint-related litigation expenses.

•                  Capital expenditures of $10.9 million compared to $11.4 million for the prior year quarter.

•                  Subscriber activity for the quarter as follows:

•                  Gross additions of approximately 68,300 compared to 72,200 for the prior year quarter.

•                  Net additions of approximately 9,900 compared to 20,400 for the prior year quarter.

•                  Monthly churn, net of 30 day deactivations, of approximately 2.4%, compared to 2.3% for the prior year quarter.

•                  Ending subscribers of approximately 720,100 compared to 674,400 for the prior year quarter.

Merger Agreement with Sprint Nextel

As previously disclosed, on October 18, 2009, the Company, Sprint Nextel Corporation, a Kansas corporation (“Sprint Nextel”), and Ireland Acquisition Corporation, a Delaware corporation (the “Purchaser”) and a wholly owned subsidiary of Sprint Nextel, entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, among other things, on October 28, 2009 the Purchaser commenced a tender offer (the “Offer”) to acquire all of the Company’s outstanding shares of common stock, par value $0.01 per share (the “Shares”), at a price of $24.00 per share in cash, subject to required withholding taxes and without interest. The Merger Agreement also provides that following the consummation of the Offer, the Purchaser will be merged with and into the

Company (the “Merger”) with the Company surviving the merger as a wholly owned subsidiary of Parent.

In light of the proposed transaction with Sprint Nextel described above, the Company is withdrawing its full year 2009 operating and financial guidance and will not be hosting an earnings conference call for its third quarter results.

NOTICE TO INVESTORS

The tender offer described in this release commenced on October 28, 2009. The description contained in this release is not an offer to buy or the solicitation of an offer to sell securities. Upon the commencement of the tender offer, Sprint Nextel filed a tender offer statement on Schedule TO with the Securities and Exchange Commission (the “SEC”), and iPCS  filed a solicitation/recommendation statement on Schedule 14D-9 with respect to the planned tender offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other tender offer documents) and the solicitation/recommendation statement contain important information that should be read carefully before making any decision to tender securities in the tender offer. Those materials are being made available to iPCS’s stockholders. In addition, all of those materials (and all other tender offer documents filed with the SEC) are available at no charge on the SEC’s website at www.sec.gov.

About iPCS, Inc.

iPCS, through its operating subsidiaries, is a Sprint PCS Affiliate of Sprint Nextel Corporation with the exclusive right to sell wireless mobility communications network products and services under the Sprint brand in 81 markets including markets in Illinois, Michigan, Pennsylvania, Indiana, Iowa, Ohio and Tennessee. The territory includes key markets such as Grand Rapids (MI), Fort Wayne (IN), the Tri-Cities region of Tennessee (Johnson City, Kingsport and Bristol), Scranton (PA), Saginaw-Bay City (MI), Central Illinois (Peoria, Springfield, Decatur, and Champaign) and the Quad Cities region of Illinois and Iowa (Bettendorf and Davenport, IA, and Moline and Rock Island, IL).  As of September 30, 2009, iPCS’s licensed territory had a total population of approximately 15.1 million residents, of which its wireless network covered approximately 12.7 million residents, and iPCS had approximately 720,100 subscribers. iPCS is headquartered in Schaumburg, Illinois. For more information, please visit iPCS’s website at www.ipcswirelessinc.com.

Definitions of Operating and Non-GAAP Financial Measures

iPCS provides readers financial measures calculated using generally accepted accounting principles (“GAAP”) and other measures which are derived from GAAP (“Non-GAAP Financial Measures”).  These financial measures reflect conventions or standard measures of liquidity, profitability or performance commonly used by the investment community in the telecommunications industry for comparability purposes.  These financial measures are a supplement to GAAP financial measures and should not be considered as an alternative to, or more meaningful than, GAAP financial measures.

The Non-GAAP Financial Measures and non-financial terms used in this release include the following:

•      Gross subscriber additions for the period represent the number of new activations during the period (excluding transfers into our territory).

•      Net subscriber additions for the period represented is calculated as the gross subscriber additions in the period less the number of subscribers deactivated plus the net subscribers transferred in or out of our markets during the period.

•      Churn is a measure of the average monthly rate at which subscribers based in our territory deactivate service on a voluntary or involuntary (credit-related) basis.  We calculate average monthly churn based on the number of subscribers deactivated during the period (net of those who deactivate within 30 days of activation and excluding transfers out of our territory) as a percentage of our average monthly subscriber based during the period divided by the number of months during the period.

•      Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization as adjusted for gain or loss on the disposal of property and equipment, stock-based compensation expense and debt extinguishment costs.  Adjusted EBITDA is a measure used by the investment community in the telecommunications industry for comparability and is not intended to represent the results of our operations in accordance with GAAP.

•      ARPU, or average revenue per user, is a measure of the average monthly service revenue earned from subscribers based in our territory.  This measure is calculated by dividing subscriber revenue or subscriber revenue plus roaming revenue in our consolidated statement of operations by the number of our average monthly subscribers during the period divided by the number of months in the period.

•      CCPU, or cash cost per user, is a measure of the monthly costs to operate our business on a per subscriber basis consisting of costs of service and operations, and general and administrative expenses in our consolidated statement of operations, plus handset subsidies on equipment sold to existing subscribers, less stock-based compensation expense.  These costs are divided by the number of our average monthly subscribers during the period divided by the number of months in the period.

•      CPGA, or cost per gross addition, is a measure of the average cost we incur to add a new subscriber in our territory.  These costs include handset subsidies on new subscriber activations, commissions, rebates and other selling and marketing costs.  We calculate CPGA by dividing (a) the sum of cost of products sold less product sales revenue associated with transactions with new subscribers, and selling and marketing expense, net of stock-based compensation expense, during the measurement period, by (b) the total number of subscribers activated in our territory during the period.

•      Licensed Population represents the number of residents in the markets in our territory for which we have an exclusive right to provide wireless mobility communications services under the Sprint brand name.  The number of residents located in our territory does not represent the number of wireless subscribers that we serve or expect to serve in our territory.

•      Covered Population represents the number of residents covered by our portion of the wireless network of Sprint.  The number of residents covered by our network does not represent the number of wireless subscribers that we serve or expect to serve in our territory.

•      Free Cash Flow is defined as the net increase (decrease) in cash and cash equivalents less the change in debt (including payment in kind, or “PIK” interest), proceeds from the exercise of common stock options or the issuance or repurchase of common stock and other financing activities, net. This non-GAAP measure should be used in addition to, but not as a substitute for, the analysis provided in the statement of cash flows. We believe that Free Cash Flow provides useful information to investors, analysts and our management about the cash generated by our core operations after interest and dividends and our ability to fund or refinance scheduled debt maturities and other financing activities, including discretionary refinancing and retirement of debt, the repurchase of common stock and purchase or sale of investments.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Statements in this press release regarding iPCS’s business which are not historical facts are “forward-looking statements.” Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. A variety of factors could cause actual results to differ materially from those anticipated in iPCS’s forward-looking statements, including, but not limited to, the following factors: (1) iPCS’s dependence on its affiliation with Sprint; (2) the final outcome of iPCS’s litigation with Sprint concerning the scope of iPCS’s exclusivity under its affiliation agreements; (3) changes in Sprint’s affiliation strategy; (4) changes in Sprint’s ability to devote as much of its personnel and resources to the remaining Sprint Affiliates of Sprint Nextel; (5) iPCS’s reliance on Sprint’s internal support systems and its related execution of back office activities, including customer care, billing and back office support; (6) changes in iPCS’s customer default rates and/or in the level of bad debt expense; (7) changes or advances in technology; (8) changes in Sprint’s national service plans, products and services or its fee structure with iPCS; (9) adverse changes in the amounts of, and the relationship between, roaming revenue iPCS receives and roaming expense iPCS pays; (10) iPCS’s reliance on the timeliness, accuracy and sufficiency of financial and other data and information received from Sprint; (11) difficulties in network construction, expansion and upgrades; (12) increased competition in iPCS’s markets; (13) iPCS’s dependence on independent third parties for a sizable percentage of its sales; (14) the depth and duration of the economic downturn in the United States and its effect on our vendors, distribution partners and customers, (15) uncertainties as to the timing of the Offer and the Merger; (16) uncertainties as to how many Shares will be tendered into the Offer; (17) the risk that competing offers will be made; (18) the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction and (19) the effects of disruption from the transaction making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from iPCS’s forward-looking statements, please refer to iPCS’s filings with the SEC, especially in the “risk factors” section of the Annual Report on Form 10-K for the fiscal year ended December 31, 2008, our Form10-Q for the quarter ended March 31, 2009, June 30, 2009 and our Form 10-Q for the quarter ended September 30, 2009 to be filed shortly.  Investors and analysts should not place undue reliance on forward-looking statements. The forward-looking statements in this document speak only as of the date of the document and iPCS assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements

Investor Contact:

Nathan Elwell

Financial Dynamics

312-553-6706

iPCS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(In thousands, except share and per share amounts)

	September 30,	December 31,
	2009	2008

Assets
Current Assets:
Cash and cash equivalents	$77,092	$55,940
Accounts receivable, net	44,922	37,859
Receivable from Sprint	29,168	25,623
Inventories, net	6,346	5,465
Assets held for sale	—	389
Prepaid expenses	7,653	7,223
Other current assets	34	63
Total current assets	165,215	132,562
Property and equipment, net	159,726	162,014
Financing costs, net	5,387	6,419
Deferred customer activation costs	2,935	3,816
Intangible assets, net	83,720	90,602
Goodwill	141,783	141,783
Other assets	432	416
Total assets	$559,198	$537,612

Liabilities and Stockholders’ Deficiency
Current Liabilities:
Accounts payable	$5,044	$5,051
Accrued expenses	19,848	18,337
Payable to Sprint	49,709	41,067
Deferred revenue	14,793	13,410
Accrued interest	3,672	5,519
Current maturities of long-term debt and capital lease obligations	42	37
Total current liabilities	93,108	83,421
Deferred customer activation fee revenue	2,935	3,816
Interest rate swap	11,749	16,621
Other long-term liabilities	6,761	6,551
Long-term debt and capital lease obligations, excluding current maturities	477,667	475,401
Total liabilities	592,220	585,810

Stockholders’ Deficiency:
Preferred stock, par value $.01 per share; 25,000,000 shares authorized; none issued	—	—
Common stock, par value $.01 per share; 75,000,000 shares authorized, 17,262,954 and 17,163,221 shares issued, respectively	173	172
Additional paid-in-capital	171,021	167,531
Accumulated deficiency	(183,448)	(199,280)
Accumulated other comprehensive loss	(11,749)	(16,621)
Treasury stock, at cost; 658,863 and 0 shares, respectively	(9,019)	—
Total stockholders’ deficiency	(33,022)	(48,198)
Total liabilities and stockholders’ deficiency	$559,198	$537,612

iPCS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(Dollars in thousands, except share data)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008

Revenue:
Service revenue	$108,480	$96,097	$319,600	$282,370
Roaming revenue	27,783	32,282	83,556	94,083
Equipment and other	5,141	3,678	14,571	10,633
Total revenue	141,404	132,057	417,727	387,086
Operating Expense:
Cost of service and roaming	74,038	74,520	217,838	213,167
Cost of equipment	18,497	15,905	50,029	40,442
Selling and marketing	17,542	18,091	51,528	52,394
General and administrative	8,948	10,028	25,565	25,108
Gain on Sprint settlement	—	—	(4,273)	—
Depreciation	8,986	10,592	29,233	33,809
Amortization of intangible assets	2,294	2,295	6,882	6,882
Loss on disposal of property and equipment, net	113	71	629	329
Total operating expense	130,418	131,502	377,431	372,131
Operating income	10,986	555	40,296	14,955
Interest income	47	316	211	1,420
Interest expense	(8,065)	(8,320)	(24,096)	(25,456)
Other income, net	72	63	99	93
Income (loss) before provision for income tax	3,040	(7,386)	16,510	(8,988)
Provision for income tax	358	108	678	758
Net income (loss)	$2,682	$(7,494)	$15,832	$(9,746)

Income (loss) per share of common stock:
Basic	$0.16	$(0.44)	$0.94	$(0.57)
Diluted	$0.16	$(0.44)	$0.93	$(0.57)

Weighted average shares of common stock outstanding:
Basic	16,595,364	17,159,794	16,828,193	17,150,061
Diluted	16,917,497	17,159,794	16,994,820	17,150,061

iPCS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(In thousands)

	For the Nine Months Ended
	September 30, 2009	September 30, 2008

Cash Flows from Operating Activities:
Net income (loss)	$15,832	$(9,746)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Loss on disposal of property and equipment	629	329
Depreciation and amortization	36,115	40,691
Non-cash interest expense	1,032	1,032
Payment-in-kind interest	3,600	—
Stock-based compensation expense	3,502	4,778
Provision for doubtful accounts	8,044	15,791
Changes in assets and liabilities:
Accounts receivable	(15,105)	(21,395)
Receivable from Sprint	(3,546)	9,885
Inventories, net	(881)	(3,476)
Prepaid expenses, other current and long-term assets	464	206
Accounts payable, accrued expenses and other long—term liabilities	(1,048)	5,753
Payable to Sprint	8,642	(815)
Deferred revenue	502	1,081
Net cash flows provided by operating activities	57,782	44,114
Cash Flows from Investing Activities:
Purchases of property and equipment	(27,910)	(52,435)
Proceeds from disposition of property and equipment	248	156
Net cash flows used in investing activities	(27,662)	(52,279)
Cash Flows from Financing Activities:
Payments on capital lease obligations	(27)	(22)
Proceeds from the exercise of stock options	5	582
Payment of special cash dividend	(89)	(109)
Repurchase of common stock	(8,857)	(19)
Net cash flows (used in) provided by financing activities	(8,968)	432
Net increase (decrease) in cash and cash equivalents	21,152	(7,733)
Cash and cash equivalents at beginning of period	55,940	77,599
Cash and cash equivalents at end of period	$77,092	$69,866

Supplemental disclosure of cash flow information — cash paid for interest (net of amount capitalized)	21,254	24,978
Supplemental disclosure for non-cash investing activities:
Accounts payable and accrued expenses incurred for the acquisition of property, equipment and construction in progress	$1,552	$12,070

iPCS, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(UNAUDITED)

(In thousands)

Adjusted EBITDA

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008

Net income (loss)	$2,682	$(7,494)	$15,832	$(9,746)
Net interest expense	8,018	8,004	23,885	24,036
Provision for income tax	358	108	678	758
Depreciation and amortization	11,280	12,887	36,115	40,691
Stock-based compensation expense	1,188	1,118	3,502	4,778
Loss on disposal of property and equipment, net	113	71	629	329
Adjusted EBITDA	$23,639	$14,694	$80,641	$60,846

Free Cash Flow

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
Net increase (decrease) in cash and cash equivalents	$1,453	$4,312	$21,152	$(7,733)
Add back: Cash Flows from Financing Activities
Payments on capital lease obligations	10	7	27	22
Proceeds from the exercise of stock options	(5)	(186)	(5)	(582)
Payment of special cash dividend	30	37	89	109
Repurchases of common stock	4,374	8	8,857	19
Free cash flow	$5,862	$4,178	$30,120	$(8,165)

iPCS, INC. AND SUBSIDIARIES

Summary of Operating Statistics

(UNAUDITED)

	For the Three Months Ended
	September 30, 2009	June 30, 2009	September 30, 2008

Subscribers
Gross Additions	68,300	55,300	72,200
Net Additions	9,900	10,100	20,400
Total Subscribers	720,100	710,200	674,400
Churn, net	2.4%	2.0%	2.3%

Average Revenue Per User, Monthly
Including Roaming	$63	$64	$65
Without Roaming	$50	$51	$48

Cash Cost Per User, Monthly
Including Roaming	$41	$39	$44
Without Roaming	$31	$29	$34

Cost Per Gross Addition	$373	$429	$374

Licensed Population (Millions)	15.1	15.1	15.1
Covered Population (Millions)	12.7	12.6	12.4
Cell Sites	1,981	1,941	1,819

iPCS, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(UNAUDITED)

(Dollars in thousands except per user and per gross addition amounts)

	For the Three Months Ended
	September 30, 2009	June 30, 2009	September 30, 2008
ARPU
Service revenue	$108,480	$107,139	$96,097
Roaming revenue	27,783	28,153	32,282
Total service and roaming revenue	$136,263	$135,292	$128,379
Average subscribers	716,700	704,400	663,100

Average revenue per user including roaming, monthly	$63	$64	$65
Average revenue per user without roaming, monthly	$50	$51	$48

CCPU
Cost of service and roaming	$74,038	$71,650	$74,520
plus: General and administrative	8,948	7,736	10,028
less: Stock-based compensation expense	(1,047)	(1,050)	(988)
less: Retail equipment upgrade revenue	(1,575)	(1,563)	(676)
plus: Retail equipment cost of upgrades	6,839	5,482	3,897
Total cash costs including roaming	$87,203	$82,255	$86,781
less: Roaming expense	(21,102)	(20,409)	(19,317)
Total cash costs without roaming	$66,101	$61,846	$67,464
Average subscribers	716,700	704,400	663,100

Cash cost per user, monthly	$41	$39	$44
Cash cost per user without roaming, monthly	$31	$29	$34

CPGA
Selling and marketing	$17,542	$17,336	$18,091
less: Stock-based compensation expense	(141)	(144)	(129)
less: Equipment revenue, net of upgrade revenue	(3,555)	(3,293)	(2,991)
plus: Equipment costs, net of cost of upgrades	11,658	9,838	12,008
CPGA Costs	$25,504	$23,737	$26,979
Gross additions	68,300	55,300	72,200

Cost per gross addition	$373	$429	$374